Exhibit 10.7

QUANTUM CORPORATION

AMENDMENT TO JON GACEK OFFER LETTER

Quantum Corporation (the “Company”) and Jon Gacek (the “Executive”) entered into an offer letter, dated August 25, 2006 (the “Offer Letter”). This Amendment to the Offer Letter is made as of August 18, 2008, by and between the Company and the Executive.

RECITALS

WHEREAS, the Company and the Executive desire to amend the Offer Letter to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Company and the Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1. Code Section 409A. The following paragraphs shall be added to the Offer Letter:

“Notwithstanding anything to the contrary in this Offer Letter, if you are a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and any guidance promulgated thereunder (“Section 409A”) at the time of your termination of employment (other than due to death), then the severance benefits payable to you under this Offer Letter, if any, and any other severance payments or separation benefits that may be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) otherwise due to you on or within the six (6) month period following your termination of employment will accrue during such six (6) month period and will become payable in a lump sum payment (less applicable withholding taxes) on the date six (6) months and one (1) day following the date of your termination of employment. All subsequent payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if you die following your termination of employment but prior to the six (6) month anniversary of your date of termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum (less applicable withholding taxes) to your estate as soon as administratively practicable after the date of your death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit.

It is the intent of this Offer Letter to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. You and the Company agree to work together in good faith to consider amendments to this Offer Letter and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to you.”

2. Full Force and Effect. To the extent not expressly amended hereby, the Offer Letter shall remain in full force and effect.

3. Entire Agreement. This Amendment and the Offer Letter between the Executive and the Company, as amended, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

5. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

6. Governing Law. This Amendment shall be governed in all respects by the internal laws of California, without regard to principles of conflicts of law.

7. Amendment. Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and the Executive.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

JON GACEK	QUANTUM CORPORATION

/s/ Jon Gacek	/s/ Shawn Hall
Signature	Signature

Jon Gacek	Shawn Hall
Print Name	Print Name

Vice President, General Counsel & Secretary
Print Title

(Signature page to Amendment to Gacek Offer Letter)